Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 100611.0059895

December 2, 2020

Board of Directors

Capstead Mortgage Corporation

8401 North Central Expressway, Suite 800

Dallas, Texas 75225

Re:	Registration Statement on Form S-3 Regarding the Registration of Up to $300 Million of Securities

Ladies and Gentlemen:

We have acted as special counsel to Capstead Mortgage Corporation, a Maryland corporation (the “Company”), in connection with the registration by the Company of (i) senior and subordinated debt securities of the Company (collectively, the “Debt Securities”), (ii) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), (iii) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”) and (iv) warrants for the purchase of securities of the Company described in clauses (i) through (iii) (the “Warrants” and, together with the Debt Securities, the Common Stock and the Preferred Stock, the “Offered Securities”), having a maximum aggregate offering price of up to $300 million as set forth in the Registration Statement on Form S-3 filed by the Company (the “Registration Statement”) on or about the date hereof with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Debt Securities will be issued pursuant to one or more indentures between the Company and trustees yet to be named (collectively, the “Indentures”) and the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the following documents:

(a)    the Registration Statement, including the Exhibits identified under Item 16 of the Registration Statement;

ATLANTA  AUSTIN  BANGKOK  BEIJING  BOSTON  BRUSSELS  CHARLOTTE  DALLAS   DUBAI  HOUSTON  LONDON

LOS ANGELES  MIAMI  NEW YORK  NORFOLK  RICHMOND  SAN FRANCISCO  THE WOODLANDS  TYSONS  WASHINGTON, DC

www.HuntonAK.com

Board of Directors

Capstead Mortgage Corporation

December 2, 2020

(b)    resolutions of the Board of Directors of the Company dated October 28, 2020, adopted at a duly called meeting of the Board of Directors relating to, among other things, the preparation and filing of the Registration Statement and the due authorization of the Offered Securities; and

(c)    the Charter of the Company, as amended or supplemented from time to time (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

We do not purport to express any opinion as to the effect of any laws other than the laws of the State of New York and the Federal laws of the United States of America.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.    When (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) the Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (c) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and (d) the Company has received full payment therefor in accordance with appropriate corporate action of the Company, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture.

2.    When (a) the terms of any Warrants have been authorized by appropriate corporate action of the Company, (b) such Warrants have been issued and sold upon the terms

Board of Directors

Capstead Mortgage Corporation

December 2, 2020

and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and any applicable Warrant Agreement, (c) the certificates representing the Warrants have been duly executed, issued and delivered in accordance with the applicable Warrant Agreement, and (d) the Company has received full payment of the consideration therefor in accordance with the appropriate corporate authorization, then such Warrants will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement.

In expressing the opinions set forth above, we have assumed that (i) upon issuance of any Offered Securities (to the extent consisting of Warrants), the total number of shares of Common Stock and Preferred Stock issued and reserved for issuance will not exceed the total number of shares of Common Stock or Preferred Stock, as the case may be, that the Company is authorized to issue under the Charter, as then in effect, (ii) with respect to Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, and (iii) each of the applicable Debt Security, Indenture and Warrant Agreement will be governed by and construed in accordance with the laws of the State of New York.

The opinions set forth above are subject to the qualification that the validity, binding effect and enforceability of the Company’s obligations under the Indentures, the Debt Securities, any Warrant Agreement to purchase Debt Securities and Warrants to purchase Debt Securities may be subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws relating to or affecting the rights of creditors generally, including without limitation, fraudulent conveyance or transfer laws (including but not limited to the common law trust fund doctrine and Section 548 of the United States Bankruptcy Code), and preference and equitable subordination laws and principles; (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance, good faith and fair dealing.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In

Board of Directors

Capstead Mortgage Corporation

December 2, 2020

giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might arise or be brought to our attention.

Very truly yours,

/s/ Hunton Andrews Kurth LLP